ELEVENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into on October 10, 2008, by and between

SILICON VALLEY BANK (“Bank”)

and the following (collectively, jointly and severally, the "Borrower") whose address is 20200 Sunburst Street, Chatsworth, California 91311:

NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (“NASI”); and

NORTH AMERICAN SCIENTIFIC, INC., a California corporation (“NASI-CA”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement, with an Effective Date of October 5, 2005 (as the same has been, and may hereafter from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows, effective as of the date hereof:

2.1 Modified Definition of Eligible Accounts. Subclause (a) of the definition of Eligible Accounts, which describes certain Accounts that are not included in the definition of Eligible Accounts, as set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

(a) Accounts that the account debtor has not paid within 90 days of invoice date; provided, however, that with respect to the following account debtors, Accounts that the account debtor has not paid within 150 days of invoice date (the “Extended Terms Accounts”): (i) Premier Brachytherapy, (ii) Richmond University, (iii) MPM Medical Products, (iv) Bahman Daneshfar MD, (v) Piedmont Prostate Center, (vi) California Pacific Medical Center, (vii) Rochester General Hospital, (viii) Bellevue Urology Associates, (ix) Prologics and (x) Servicios De Radioterapia Oncologica, provided that the aggregate amount of such Extended Term Accounts shall not exceed $300,000 at any one time outstanding for all such account debtors combined and provided, further, that Borrower shall deliver to Bank as soon as available, but no later than 30 days after the end of each month, a report showing the Extended Term Accounts, by account debtor, the amounts outstanding with respect thereto, the days outstanding of such Extended Term Accounts and such other information as Bank may require.

2.2 Modified Disbursement of Growth Capital Loan. Paragraph 2 of Section 1 of the Amended and Restated Schedule 2 to Loan and Security Agreement that currently reads as follows:

2. Growth Capital Loan. An amount equal to the unpaid principal balance from time to time outstanding of the Loan (the “Growth Capital Loan”) in the original principal amount of up to $3,000,000 to be disbursed as follows: (i) $1,500,000 disbursed concurrently herewith and (ii) up to $1,500,000 to be disbursed prior to September 30, 2008. The Growth Capital Loan may be used for working capital purposes of Borrower. Once any portion of the Growth Capital Loan is repaid, it cannot be reborrowed.

is hereby amended to read as follows:

2. Growth Capital Loan. An amount equal to the unpaid principal balance from time to time outstanding of the Loan (the “Growth Capital Loan”) in the original principal amount of up to $3,000,000 to be disbursed as follows: (i) $1,500,000 disbursed on May 28, 2008 and (ii) up to $1,500,000 to be disbursed prior to March 31, 2009; provided that any disbursement made pursuant to subclause (ii) above shall only be made after Borrower provides Bank evidence, satisfactory to Bank in its good faith business judgment, that Borrower has completed nine (9) additional in-patient trials with respect to Borrower’s ClearPath product which trials must be completed on or after October 8, 2008. The Growth Capital Loan may be used for working capital purposes of Borrower. Once any portion of the Growth Capital Loan is repaid, it cannot be reborrowed.

2.3 Modified Repayment of Growth Capital Loan. That portion of Section 4 of the Amended and Restated Schedule 2 to the Loan and Security Agreement that currently reads as follows:

Notwithstanding the foregoing, with respect to the Growth Capital Loan: The outstanding principal balance of the Growth Capital Loan shall be repaid by Borrower to Silicon in thirty-six (36) equal monthly payments of principal, commencing on October 1, 2008 and continuing on the first day of each subsequent month until the earlier of the following dates: (i) September 1, 2011, or (ii) the date the Growth Capital Loan has been indefeasibly paid in full, or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms. On the earlier to occur of the foregoing dates, the entire unpaid principal balance of the Growth Capital Loan, plus all accrued and unpaid interest thereon, shall be due and payable. Interest on the Growth Capital Loan shall be payable monthly (regardless of whether any principal payment is to be made in such month) as provided in Section 2.3 of this Agreement.

is hereby amended to read as follows:

Notwithstanding the foregoing, with respect to the Growth Capital Loan: The outstanding principal balance of the Growth Capital Loan shall be repaid by Borrower to Silicon in thirty-three (33) equal monthly payments of principal, commencing on January 1, 2009 and continuing on the first day of each subsequent month until the earlier of the following dates: (i) September 1, 2011, or (ii) the date the Growth Capital Loan has been indefeasibly paid in full, or (iii) the date this Agreement terminates by its terms or is terminated by either party in accordance with its terms. On the earlier to occur of the foregoing dates, the entire unpaid principal balance of the Growth Capital Loan, plus all accrued and unpaid interest thereon, shall be due and payable. Interest on the Growth Capital Loan shall be payable monthly (regardless of whether any principal payment is to be made in such month) as provided in Section 2.3 of this Agreement.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing ;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of NASI-DE delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date (except pursuant to those certain Amendments to Certificate of Incorporation filed with the Delaware Secretary of State on April 20, 2007, January 17, 2008 and April 30, 2008) and are, and continue to be, in full force and effect. The organizational documents of NASI-CA delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date and are, and continue to be, in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material agreement by which Borrower or its property is bound, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $15,000.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Eleventh Amendment to be duly executed and delivered as of the date first written above.

“Borrower”:	“Bank”:

NORTH AMERICAN SCIENTIFIC, INC. A Delaware corporation	SILICON VALLEY BANK

By	By
President or Vice President	Title

“Borrower”:

NORTH AMERICAN SCIENTIFIC, INC. A California corporation

By
President or Vice President